UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2015

CESCA THERAPEUTICS INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road
Rancho Cordova, California  95742
(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)  On June 9, 2015, Mr. Robin Stracey, age 57, was appointed Chief Executive Officer of Cesca Therapeutics Inc. ("Company").

Mr. Stracey has been serving as the Company's interim Chief Executive Officer since October 28, 2014 and as a member of the Company's Board of Directors since 2011.  Since June 2013, Mr. Stracey has served as Managing Director of Apex Life Science Advisors LLC.  From July 2012 to June 2014, he was Director, President, and Chief Executive Officer of Integrated Fluidics, Inc., a privately-held microfluidics company.  From December 2007 to April 2012, he was the President and Chief Executive officer of Cantimer Incorporated, a privately-held biosensor company.  Mr. Stracey has also held senior executive positions at Applied Imaging Corporation, Thermo Electron Corporation, now Thermo Fisher Scientific, and Dade Behring Inc.  Mr. Stracey has a Bachelor of Science degree with honors from the University of Nottingham in the United Kingdom and is a graduate of the Executive Program at the Stanford University Graduate School of Business.

Mr. Stracey has no familial relationship with any other director or executive officer of the Company.

As Chief Executive Officer, Mr. Stracey will continue to be compensated at the rate of $425,000 per annum.  He received restricted stock units representing 1,000,000 shares of restricted common stock vesting in four equal installments based upon a combination of time and milestone based targets and a seven year option to acquire 1,000,000 shares of common stock, 25% of which vest immediately with the balance vesting in equal monthly installments during the following 24 months.  Mr. Stracey is also eligible to receive a certain percentage of his base salary based on performance against annual objectives at the discretion of the Board of Directors' Compensation Committee.  The target percentage is 60%, however, the actual percentage as determined by the Compensation Committee may range from 0% to higher than 100% of his base salary.

Mr. Stracey will be entitled to an auto allowance of $1,000 per month and reimbursement of rental expenses up to $3,000 per month.

There are no family relationships between Mr. Stracey and any director, officer, or affiliate of the Company.  There are no, and have not been, any related party transactions between the Company and Mr. Stracey.

For more information, see the press release attached hereto as Exhibit 99.1 and the Executive Employment Agreement attached hereto as Exhibit 10.19.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.19	Executive Employment Agreement with Robin C. Stracey

99.1	Press release dated June 15, 2015, titled "Cesca Therapeutics Board of Directors Appoint Robin C. Stracey as Chief Executive Officer".

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cesca Therapeutics Inc.
a Delaware Corporation

Dated: June 12, 2015                                                                                           /s/ Michael R. Bruch
Michael R. Bruch,
Chief Financial Officer